Exhibit 16.1
Chang G. Park, CPA, Ph. D.

♦ 2667 CAMINO DEL RIO SOUTH PLAZA B ♦ SAN DIEGO, CALIFORNIA 92108 ♦
TEL (858) 722-5953 ♦ FAX (858) 761-0341
♦ E-Mail changgpark@gmail.com

November 8, 2010

United States Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C: 20549

Dear Madam or Sir:

We have read Item 4.01 of Changes in Registrant’s Certifying Accountant Form 8-K/A dated September 2, 2010, of Case Financial,  Inc., and are in agreement with the statements which state that there were no disagreements between the Registrant and our firm on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure.  We also agree with the statement regarding no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K that occurred within the Company’s two most recent fiscal years and the subsequent interim period preceding the date of discontinuance of Park’s engagement as the Company’s independent accountant.

We have no basis to agree or disagree with other statements of the Registrant contained therein. If you have any questions or need additional information, please call me at (858) 722-5953.

Sincerely,

/s/  Chang G. Park
______________________________
Chang G. Park, CPA